SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 FORM 8-K CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 Date of Report:

November 15, 2004

MOBILEPRO CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	002-97869-D	87-0419571
(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

6701 Democracy Blvd., Suite 300
Bethesda, MD 20817
(Address of principal executive offices) (Zip Code)

(301) 315-9040
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 15, 2004, we completed our acquisition of 100% of the senior secured debt of Davel Communications, Inc. (“Davel”) and received an assignment of the secured lenders’ shares of Davel’s common stock representing approximately 95% of Davel’s issued and outstanding common stock. The aggregate purchase consideration consisted of $15,000,000 and the issuance of warrants to purchase 5,000,000 shares of our common stock, which warrants have an exercise price of $0.30 per share.

A copy of the Loan Purchase Agreement was previously filed in a report on Form 8-K dated September 3, 2004. The press release announcing the closing of the acquisition is attached as an exhibit under Item 9.01(c) of this report.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Mobilepro Corp. and its wholly-owned subsidiary, Davel Acquisition Corp., have obtained a loan of $15,200,000 from Airlie Opportunity Master Fund, Ltd. ("Airlee") under a Credit Agreement dated November 15, 2004. The loan allows Davel Acqisition Corp. to purchase certain loans from creditors of Davel Communications, Inc. and to be assigned the shares of Davel Commuications, Inc. common stock owned by those creditors. Those creditors own approximately 95% of the issued and outstanding shares of common stock of Davel Communications. The balance of the loan will be used for working capital. Mobilepro issued a senior secured term note due November 15, 2005 with the right to extend the note for six months to May 15, 2006. The note bears cash interest of 15% per annum payable quarterly and PIK interest of 8% per annum compounded quarterly and due and payable at maturity of the loan. Mobilepro also issued to Airlie and the loan broker 5,600,000 warrants that expire in seven years. The warrants have an exercise price of $0.20 per share and are not exercisable until June 16, 2005 unless Mobilepro's common stock price is at least $0.30 per share or there is an event of default under the terms of the Credit Agreement.

Item 3.02. Unregistered Sales of Equity Securities

The securities to be issued to certain stockholders of Davel will not be registered under the Securities Act. The issuance of the securities will be made pursuant to an exemption from registration provided by Section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits Furnished.

10.1	Credit Agreement
10.2	Form of Warrant
10.3	Registration Rights Agreement
99.1	Press Release, dated November 15, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOBILEPRO CORP.

Date: November 16, 2004	By:	/s/ Jay O. Wright
President and Chief Executive Officer